Exhibit 5.1

12670 High Bluff Drive
San Diego, California 92130
Tel: +1.858.523.5400 Fax: +1.858.523.5450 www.lw.com

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Conatus Pharmaceuticals Inc.

12670 High Bluff Drive

San Diego, CA 92130

Re:	Registration Statement No. 333-236332; 120,000,000 shares of common stock, par value $0.0001 per share

Ladies and Gentlemen:

We have acted as special counsel to Conatus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 120,000,000 shares of common stock, par value $0.0001 per share (the “Shares”). The Shares are included in a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on February 7, 2020 (Registration No. 333-236332) (as amended, the “Registration Statement”), in connection with that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of January 28, 2020, by and among the Company, Chinook Merger Sub, Inc. and Histogen Inc. (“Histogen”), which is included as Annex A to the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein only with respect to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable Histogen stockholders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Merger Agreement, and the

March 30, 2020

Company has filed the amendment to the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware effecting a reverse stock split of the Company’s common stock, at a ratio mutually agreed to by the Company and Histogen in the range of one new share for every ten to fifty shares outstanding (or any number in between), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that (i) prior to the delivery of any Shares, the Registration Statement will have been declared effective under the Act and that the registration will apply to all of the Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares, and (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP